Exhibit 99.2

DANGOT COMPUTERS LTD

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

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DANGOT COMPUTERS LTD

CONSOLIDATED BALANCE SHEETS

As of June 30,2021

In thousands except share and per share data		30-Jun-21	31-Dec-20			30-Jun-21(*)
ASSETS		Unaudited				Unaudited
Current assets
Cash and cash equivalents	NIS	2,021	NIS	4,796		$620
Short term -restricted cash		150		150		46
Accounts receivable, net		43,913		46,050		13,470
Inventory		15,047		13,578		4,616
Prepaid expenses and other receivables		3,761		2,564		1,154
Total current assets		64,892		67,138		19,906
Non-current assets
Property and equipment, net of accumulated depreciation of NIS 5,352 and NIS 5,061, respectively		2,079		2,081		638
Investment - associated companies		786		888		241
Income receivable, long term		3,697		3,456		1,134
Goodwill		234		234		72
Deferred tax asset, net		695		739		213
Right-of-use operating assets		7,988		8,585		2,450
Accrued severance fund		423		-		130
Total assets	NIS	80,794	NIS	83,121		$24,784

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	NIS	29,396	NIS	33,064		$9,017
Accrued dividend		4,388		-		1,346
Accrued payroll		3,866		3,602		1,186
Line of credit		6,315		6,312		1,937
Loan, current portion		735		490		226
Operating lease liability, current portion		3,197		3,095		981
Deferred revenue		2,485		3,182		762
Other current liabilities		1,956		2,891		600
Total current liabilities		52,338		52,636		16,055

Long term liabilities
Loan, less current portion		2,148		2,510		659
Operating lease liability, less current portion		4,915		5,605		1,507
Accrued severance pay, net		-		50		-
Total liabilities	NIS	59,401	NIS	60,801		$18,221

Stockholder’s equity
Common stock; NIS 1.00 par value;10,000 shares authorized; 10,000 shares issued and outstanding as of June 30, 2021 and December 31,2020.		10		10		3
Additional paid-in capital		50		50		16
Retained earnings		21,333		22,260		6,544
Non-controlling interest		-		(**	)	-
Total stockholder’s equity		21,393		22,320		6,563
Total liabilities and stockholder’s equity	NIS	80,794	NIS	83,121		$24,784

(*) Convenience Translation into US Dollars- See Note 20.

(**) Non-controlling interest amounted to less than NIS 1 thousand.

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENT OF INCOME

For the six months ended June 30,

	For the six months ended June 30:
In thousands	2021		2021(*)
Revenues		Unaudited	Unaudited
Product	NIS	58,811	$18,040
Service		4,942	1,516
		63,753	19,556

Cost of goods sales		48,349	14,831

Gross profit		15,404	4,725

Operating expenses
Selling, general and administrative		10,172	3,120
Depreciation and amortization		291	90
		10,463	3,210

Income from operations		4,941	1,515

Other income (expense)
Interest expense		(517)	(158)
Share in income of associated companies		33	10
Other income		24	7
Total other expense		(460)	(141)

Income before income taxes		4,481	1,374

Taxes on income		(1,020)	(313)

Net income	NIS	3,461	$1,061

(*) Convenience Translation into US Dollars-See note 20.

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the six months ended June 30, 2021

	Common Stock			Additional Paid-in		Retained		Non-controlling		Total Stockholder’s
(In thousands, except shares data)	Shares	Amount		Capital		Earnings		Interest		Equity
Balance, December 31, 2020	10,000	NIS	10	NIS	50	NIS	22,260	NIS	-	NIS	22,320
Unaudited Net income	-		-		-		3,461		-		3,461
Dividend (Declared and unpaid)	-		-		-		(4,388)		-		(4,388)
Balance, June 30, 2021	10,000	NIS	10	NIS	50	NIS	21,333	NIS	-	NIS	21,393

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENT OF CASH FLOWS

For the six months ended June 30, 2021

In thousands	For six months ended June 2021
Cash flows from operating activities	Unaudited
Net income	NIS	3,461
Adjustments to reconcile net income to net cash used in operating activities:
Right-of-use operating assets		1,693
Depreciation and amortization		291
Change in deferred taxes, net		44
Share in income of associated companies		(33)
Interest of long-term loan		21

Changes in operation assets and liabilities:
Accounts receivable		2,137
Inventory		(1,469)
Other receivables & prepaid expenses		(1,197)
Accrued severance pay, net		(473)
Accounts payable		(3,668)
Other current liabilities, accrued payroll, and deferred revenue		(1,368)
Operating lease liability		(1,684)
Long-term income receivable		(241)
Net cash used in operating activities		(2,486)

Cash flows from investing activities
Purchase of property and equipment		(289)
Loan collection from associated companies		135
Net cash used in investing activities		(154)

Cash flows from financing activities
Line of credit		3
Repayment of a long-term loan		(138)
Net cash used in financing activities		(135)

Net decrease in cash		(2,775)
Cash, beginning of period		4,796
Cash, end of period	NIS	2,021

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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Supplementary information on investing and financing activities not involving cash flows:

Non-cash activities:

		For the six months ended June 30, 2021
In thousands
Accrued dividend to pay	NIS	4,388
Right-of-use operating assets	NIS	1,096
Supplemental disclosure of cash flow activities:

Cash paid, net during the six months ending June 30, 2021:

Income taxes	NIS	757
Interest	NIS	143

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Dangot Computers LTD, an Israeli based company, together with its wholly owned subsidiary, referred to herein as “we,” “us,” “our,” “Dangot,” or the “Company”, was established in 1989. Dangot is a leader in the field of automation and frictionless equipment. Dangot provides innovative technologies including:

●	frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets;

●	integrated workstations for physicians, drug delivery and blood tests;

●	robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions

Since 1991, Dangot holds a 90% interest in Dannet Advanced Technologies LTD (“Dannet”). The remaining 10% ownership is privately held by Mr. Haim Dangot, our Chief Executive Officer and sole shareholder. Dannet engaged in the sale of communications and computing products, mainly Barcode products, produced by Zebra Technologies Corporation. On January 1, 2019, an agreement was signed between the company and Dannet, according to which Dangot acquired its operations. The sale of the activity was made under the comnon control and has no effect on the consolidated financial statements. Over the first quarter of 2020, Dannet ended operations and moved all employees directly to Dangot.

Neway Distribution LTD (“Neway”) engages in the distribution of barcode products in Israel and Europe through a wholly owned subsidiary in Romania - S.C. Neway Distribution Romania SRL (hereinafter “Romania Neway”). Since 2011, Dangot has held 50% of the shares in Neway Distribution LTD (hereinafter: “Neway”). Neway is held in joint control with another partner holding 50 percent. All decisions are made unanimously, and the company implements FASB ASC 323 - The Equity Method.

COVID-19

The outbreak of the COVID-19 pandemic continues to affect Israel and the world, including in the primary regions we operate. The Israeli government issued temporary Executive Orders in 2020, that, among other stipulations, effectively limited in-person work activities for most industries and businesses having the effect of suspending or severely curtailing operations. Many of these orders have now been lifted. To date, we have not incurred any significant interruptions to our day-to-day operations or supply chain, except some of our employees have or are working remotely.

In response to the COVID-19 pandemic, we proactively implemented certain measures to strengthen cash flow, manage costs, strengthen liquidity and enhance employee safety. These measures included the reduction of payroll costs, a reduction in capital expenditures and other discretionary spending, the elimination of most business travel and restriction of visitors to our corporate office, enhanced cleaning and disinfection procedures at our corporate office and branch locations, promotion of social distancing and the wearing of face coverings (masks) at our corporate office and branch locations, and requirements for employees to work from home where possible.

While revenues for the six months ending June 30, 2021, were up 17% compared to revenues for the same period in 2020. Total gross margin percentage has not changed significantly compared to six months ending June 30,2020. Now that most Israeli adults have been vaccinated, many of the protective orders are being lifted. The extent of the ultimate impact of the pandemic on our operational and financial performance will depend on various developments, including the duration and spread of the outbreak, the impact on capital and financial markets, governmental limitations on business operations generally, and its and their impact on potential customers, employees, vendors and distribution partners, all of which cannot be reasonably predicted at this time.

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NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We describe our significant accounting policies in Note 2 of the notes to consolidated financial statements for the year ended December 31, 2020. During the six-month period ended June 30, 2021, there were no significant changes to those accounting policies.

Use of Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (US-GAAP), which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. These assumptions and estimates could have a material effect on our consolidated financial statements. Actual results may differ materially from those estimates. We review our estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause us to revise these estimates.

Accounts Receivable, net

We manage credit risk associated with our accounts receivable at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326), the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

We believe concentration of credit risk, with respect to our receivables, is limited because our customer base is comprised of a number of geographically diverse customers. We manage credit risk through credit approvals, credit limits and other monitoring procedures.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts. Based on management’s evaluation, accounts receivable has included a balance in the allowance for doubtful accounts of NIS1,707 thousand as of both June 30, 2021 and December 31, 2020.

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Inventory

Substantially all inventory consists of finished goods which are valued at the lower of actual cost or net realizable value; where net realizable value is considered to be estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation.

Dangot’s inventory is valued using the first-in, first-out method.

Prepaid Expenses and Other Receivables

Other receivables are amounts due to the Company outside the current business activity (commercial activity). The other receivables mainly consist of amounts due from government institutions (income tax authorities, VAT), employee advances, advances to and refunds from suppliers. The Company pays advances for one year ahead of operating leasing contracts for vehicles.

Property and Equipment

Our equipment and leasehold improvements are recorded at cost and depreciated using either straight-line over the estimated useful lives or the term of the lease. Ordinary repair and maintenance costs are included in sales, general and administrative (“SG&A”) expenses on our consolidated statements of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

We periodically evaluate the appropriateness of remaining depreciable lives assigned to property and equipment. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter. Depreciation expense for the six months ended June 30, was NIS 291 thousand. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Computers and computer equipment	3 to 5 years
Furniture and office equipment	5 to 7 years
printers, credit card terminals	5 to 7 years
Leasehold improvements	10 years

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Goodwill

Goodwill is the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. We evaluate goodwill for impairment annually or more frequently, if triggering events occur or other impairment indicators arise which might impair recoverability.

Application of the goodwill impairment test requires judgment. We performed a Step 1 quantitative assessment of goodwill impairment as of June 30, 2021 and December 31, 2020, our annual impairment test dates. We compared the carrying value inclusive of goodwill and definite-lived intangible assets, to its fair value. We estimated the fair value of these reporting units by weighting results from the income approach and the market approach, as further described below. Based on these quantitative tests, we determined there was no impairment as of the June 30, 2021 and December 31, 2020.

The Company’s goodwill resulted from the acquisition of Dannet. When Dannet was acquired, the distribution rights for “Zebra” supplier products were created. Zebra products are sold in high amounts during each year that reflect the value of the goodwill displayed in the Company. The Company reviews for impairment every year based on decrease in sales of Zebra supplier products. So far, no decrease has been found that would cause the value of the goodwill to be impaired.

Investment – Associated Companies

The Company accounts for an investment in associated companies using the equity method of accounting if management determines that it has significant influence over the operations and financial policies of the investee. The equity method of accounting requires the Company to recognize its share of the earnings and losses in the investee in the periods in which they are reflected in the accounts of the investee. The balance is increased to reflect the Company’s capital contributions and equity in earnings of the associated companies. The balance is decreased for its equity in losses of the associated companies and for distributions received that are not in excess of the carrying value amount of the investment.

Noncontrolling Interests

The Company accounted for noncontrolling interests in accordance with FASB ASC 810, Consolidation (“ASC 810”). ASC 810 requires companies with non-controlling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The non-controlling interest’s portion of net income must also be clearly presented on the income statement.

These financial statements are defined as consolidated, but as of mid-2020, the Company no longer owns a subsidiary and is not considered consolidated.

Leases

We adopted ASU 2016-02, Leases (Topic 842): effective January 1, 2019. We determine whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset, and we have the right to control the asset for a period of time in exchange for consideration. Lease arrangements can take several forms. Some arrangements are clearly within the scope of lease accounting, such as a real estate contract that provides an explicit contractual right to use a building for a specified period of time in exchange for consideration. However, the right to use an asset can also be conveyed through arrangements that are not leases in form, such as leases embedded within service and supply contracts. We analyse all arrangements with potential embedded leases to determine if an identified asset is present, if substantive substitution rights are present, and if the arrangement provides the customer control of the asset.

Our lease portfolio is substantially comprised of operating leases related to leases of real estate and improvements. From time to time, we may also lease various types of small equipment and vehicles.

Operating lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide the lessor’s implicit rate, we use our incremental borrowing rate (“IBR”) at the commencement date in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the term. Our leases can include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when such renewal options and/or termination options are reasonably certain of exercise.

A ROU asset is subject to the same impairment guidance as assets categorized as plant, property, and equipment. As such, any impairment loss on ROU assets is presented in the same manner as an impairment loss recognized on other long-lived assets.

A lease modification is a change to the terms and conditions of a contract that change the scope or consideration of a lease. For example, a change to the terms and conditions to the contract that adds or terminates the right to use one or more underlying assets, or extends or shortens the contractual lease term, is a modification. Depending on facts and circumstances, a lease modification may be accounted as either: (1) the original lease plus the lease of a separate asset(s) or (2) a modified lease. A lease will be remeasured if there are changes to the lease contract that do not give rise to a separate lease.

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Revenue Recognition.

When entering into contracts with our customers, we review the following five steps outlined in Topic 606:

i.	Identify the contract with our customer.
ii.	Identify the performance obligations in the contract.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligations. And
v.	Evaluate the satisfaction of the performance obligations,

We account for contracts, with our customers, when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable.

We evaluate, in accordance with Topic 606, whether or not we meet the criteria to be a principal and record the revenue on a gross basis. We are considered a principal if we obtain control of any one of the following:

i.	A good or another asset from another party that we then transfer to our customer.
ii.	A right to a service to be performed by another party, which gives the us the ability to direct that party to provide the service to the customer on our behalf, and
iii.	A good or service from another party that we then combine with other goods or services in providing the specified good or service to our customer.

We have certain relationships with manufacturers and suppliers to sell us products or provide services. Our contracts may transfer to our customer a right to a future service or product to be provided by our manufacturer or supplier. When a specified good or service is a right to a good or service is provided by a manufacturer or supplier, we evaluate whether we control the right to the goods or services before that right is transferred to the customer rather than whether we control the underlying goods or services.

Indicators that we control the specified good or service before it is transferred to the customer (and we are therefore a principal) include, but are not limited to, the following:

i.	We are responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service. If we are primarily responsible for fulfilling the promise to provide the specified good or service, this may indicate that the other party involved in providing the specified good or service is acting on our behalf. Often, we provide value added services (combining hardware, integrating hardware to software, etc.) to the products and services purchased from our manufacturers and suppliers.

ii.	We have inventory risk before the specified good or service has been transferred to a customer. Our purchases of products or services from our manufactures and suppliers is evidenced by our issuing a binding purchase order contract with the negotiated terms including specifications, pricing, delivery among other things. Our obligation for purchased products and services is mutually exclusive of our customers’ performance (failure to take acceptance, make payment, etc.)

iii.	We have sole discretion in establishing our price for the specified good or service. Establishing the price our customer pays for a specified good or service may indicate we have the ability to direct the use of that good or service and obtain substantially all of the remaining benefits. We control and set the pricing for the product or services to be provided to our customers.

If the terms of a transaction do not indicate we are acting as a principal in the transaction, we are then considered acting as an agent and the associated revenues would be recognized on a net basis.

As principal, when (or as) we satisfy a performance obligation, we recognize revenue in the gross amount of consideration which we expect to be entitled in exchange for the specified good or service transferred. We are an agent if our performance obligation is to arrange for the provision of the specified good or service by another party. As an agent, we do not control the specified good or service provided by another party before that good or service is transferred to our customer. As an agent, when (or as) we satisfy a performance obligation, we recognize revenue in the amount of any fee or commission which we expect to be entitled in exchange for arranging for the specified goods or services to be provided by another party to our customer.

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Under Topic 606, we recognize revenue (on either a gross or net basis previously discussed) only when we satisfy a performance obligation by transferring a promised good or service to our customer. A good or service is considered to be transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue (either gross or net) once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to payment for the product or service,
ii.	The customer has legal title to the product,
iii.	We have transferred physical possession of the product to the customer,
iv.	The customer has the risk and rewards of ownership of the product, and
v.	The customer has accepted the product.

Revenue Recognition for Hardware. Revenues from sales of hardware products are recognized on a gross basis as we are acting as a principal in these transactions, with the selling price to the customer recorded as sales and the acquisition cost of the product recorded as cost of sales. We recognize revenue from these transactions when control has passed to the customer.

Manufacturers and suppliers, from whom we purchase hardware, often provide their warranties only providing assurance the products and services will conform to their specifications. These assurance type warranties are not sold separately and are not considered separate performance obligations. For warranties, where we are arranging those services be provided by a third-party, we are acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Service and Maintenance Contracts. We have both a service department and an annual service contracts department. Each of these departments provides service and maintenance contracts for purchase by customers. These are considered separate performance obligation and are billed separately. Revenue from service and maintenance is recognized either on a time and materials basis or proportionally, as costs are incurred for fixed fee project work. Revenue is recognized on a gross basis each month as work is performed and we transfer those services.

Revenues from the sale of service and maintenance contracts, provided by us, are recognized over the period the service is provided. As the customer receives the benefit of the service each month, we recognize the respective revenue on a gross basis as we are acting as a principal in the transaction.

Freight Costs. We record both the freight billed to our customers and the related freight costs as cost of sales when the underlying product revenue is recognized. For freight not billed to its customers, we record the freight costs as cost of sales. The Company considers shipping to be a fulfilment activity and not a separate performance obligation.

Foreign Currency Translation

Our consolidated financial statements are presented in Israeli shekels (NIS). The functional currency for the Company is NIS. Transactions in currencies other than the functional currency are recorded using the appropriate exchange rate at the time of the transaction. Expenses and income items are converted using the weighted average exchange rates for the reporting period. On June 30, 2021, and December 31, 2020, the dollar / shekel exchange rate was 3.26 and 3.215, respectively.

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Income Taxes

We account for our income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

We also follow the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Our income is subject to taxation in Israel. Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. The Company establishes reserves for income tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves for tax contingencies are established when we believe positions do not meet the more-likely-than-not recognition threshold. We adjust uncertain tax liabilities considering changing facts and circumstances, such as the outcome of a tax audit or lapse of a statute of limitations. The provision for income taxes includes the impact of uncertain tax liabilities and changes in liabilities that are considered appropriate.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The guidance removes the following exceptions: 1) exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items, 2) exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment, 3) exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary and 4) exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. Additionally, the guidance simplifies the accounting for income taxes by: 1) requiring that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, 2) requiring that an entity evaluate when a step up in the tax basis of goodwill should be considered part of the business combination in which the book goodwill was originally recognized and when it should be considered a separate transaction, 3) specifying that an entity is not required to allocate the amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements (although the entity may elect to do so (on an entity-by-entity basis) for a legal entity that is both not subject to tax and disregarded by the taxing authority), 4) requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date and 5) making minor improvements for income tax accounting related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. The Company adopted ASU 2019-12 on January 1, 2021 and did not have a material impact on our financial statements.

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NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of:

In thousands	June 30, 2021		December 31, 2020
Trade accounts receivable	NIS	34,780	NIS	38,724
Checks for collection		5,322		3,965
Income receivable		4,026		3,867
Credit card		1,492		1,201
Less: Allowance for doubtful accounts		(1,707)		(1,707)
Total Accounts Receivable net	NIS	43,913	NIS	46,050

NOTE 4 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other account receivable consisted of:

In thousands	June 30, 2021		December 31, 2020
Other receivable	NIS	2,215	NIS	1,726
Israel Tax Authority		142		360
Prepaid expenses		379		294
Supplier advance		945		184
Related party		80		-
Total Prepaid expenses and Other Accounts Receivable	NIS	3,761	NIS	2,564

Other receivables consist primarily of HP supplier’s refunds - see Note 16

NOTE 5 – INVENTORY

Inventory consisted of the following as of:

In thousands	June 30, 2021		December 31, 2020
Finished goods	NIS	16,243	NIS	14,735
Valuation: Allowance		(1,196)		(1,157)
Total inventories	NIS	15,047	NIS	13,578

To record inventory at the lower of cost or net realizable value, the Company evaluates the value annually. On June 30, 2021, and December 31, 2020, the Company recorded a valuation allowance of NIS 1,196 thousand and NIS1,157 thousand, respectively, for warehouse, laboratory, and technicians’ inventory.

NOTE 6 – INCOME RECEIVABLE, LONG-TERM

The Company sells to its customers cash register positions for 36 payments over 3 years. Control of the product passes to the customer on the first day of the sale. Also, the customer bears the responsibility of the product. No significant financing component was found that the Company should capitalize for the transaction. Following the transaction, the Company generated long term Income receivable of June 30, 2021, and December 31,2020 in the amount of NIS 3,697 thousand and NIS 3,456 thousand, respectively.

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NOTE 7 – INVESTMENT – ASSOCIATED COMPANIES

Neway

During 2011, the Company, together with a partner, established a jointly controlled Company for the distribution of the Company’s products in Israel and abroad called “Neway”. The holding for the company and the partner was 50 percent.

In accordance with US GAAP, the Company has applied the equity method to its investment. The investment account in Neway company as of June 30,2021 and December 31, 2020, amounted to NIS 786 thousand and 888 thousand, respectively.

During the first half of 2021, Neway repaid a shareholder loan granted by Dangot in the amount of NIS 135 thousand. In addition, Dangot recognized equity gains of approximately NIS 33 thousand.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED PAYROLL

Accounts payable consisted of the following as of:

In thousands	June 30, 2021		December 31, 2020
Trade accounts payable	NIS	21,454	NIS	24,735
Checks payable		7,942		8,329
Total accounts payable	NIS	29,396	NIS	33,064

The Company’s accrued payroll liability consists mainly of salary, salary institutions, insurance funds, and provisions for vacation and illness. The accrued wages are paid at the beginning of the following month. Accrued payroll as of June 30,2021, and December 31, 2020, were NIS3,866 thousands and NIS3,602 thousands, respectively.

NOTE 9 – ACCRUED SEVERANCE PAY

The Company obligations for severance pay (for the period for which the employees were not covered under Section 14 of the Severance Pay Law, 1963) is calculated pursuant to the Israeli Severance Pay Law based on the most recent salary of the employee multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The designation deposited in the compensation fund includes profits accrued up to the balance sheet date. The funds deposited can be withdrawn only after the obligations under the Dismissal Compensation Act have been fulfilled. Severance income as of June 30 ,2021 amounted to NIS 473 thousand. Net liability, (asset) for compensation in respect of severance pay (less the designated fund) on June 30 ,2021 and December 31 ,2020 amounted to NIS (423 thousand) and NIS 50 thousand, respectively.

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NOTE 10 – LINE OF CREDIT

The company uses short term loans to finance its operations. These loans are generally repaid monthly.

On June 30, 2021, and December 31,2020 short-term credit consists of a loan from Bank Hapoalim in the amount of NIS 2 million and another NIS 4.3 million from Bank Leumi

The interest rate on the loans is Prime + 1.1% percent by Leumi Bank and Prime+ 1.15 by Hapoalim Bank. For the six months end June 30, 2021, the Israeli prime interest rate was 1.6%.

All line of credit loan are repaid within about a month. In addition, some of the short-term loans from the banks are accompanied by financial ratio and guarantees / liens that the company must meet. See Note 18

NOTE 11 – OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following as of:

In thousands	June 30, 2021		December 31, 2020
Accrued expenses	NIS	1,626	NIS	2,072
VAT		172		630
Warranty		158		158
Related party		-		31
Total other current liabilities	NIS	1,956	NIS	2,891

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Operating Leases

As of June 30, 2021, we had 4 operating leases assets and vehicles leases as follows:

The Company leases warehouses (Rival and Hofman), work buildings (Gamdan and Yad harutzim 14), and car rentals agents (“Avis”,”Shlomo”,”Pricelist”, “Albar”). All warehouses, vehicle services and work buildings are used for day-to-day business operations with lease terms of at least one year. The Company has the right to control the leased property for the business purpose defined in the lease contract. We have included these leases under the standard FASB ASC 842.

The vehicles leases constitute an operating lease for a period of 36 months with fixed payments. In addition, there are 2 warehouses and two buildings in which it carries out its day-to-day operations. “Yad Harutzim 14” serves as the Company’s main building on the 2nd and 3rd floors (leased by the controlling owner Haim Dangot) and is used by the management and most of the sales staff, technicians, etc. This structure is leased for the period until November 2024 and is paid in monthly installments that vary over time (between NIS62-65 thousand). Gamden is also used as part of the Company building (1st floor). The period of the property including the option will be until the end of 2023. The monthly payments range from NIS22-25 thousand. “Rivel” serves as a warehouse for the use and storage of the Company’s products and is located near the main building of the Company. The payment is monthly and varies from NIS40 thousand to 42 thousand. The lease period, including an extension option, will last until June 2025. “Hoffman” is another small warehouse with a monthly payment ranging from NIS3 thousand and is used to store the Company’s products. The rental period ended on June 2021.

All leases are considered operating lease as they are leased for a fixed period and are returned at the end of the lease period.

Effective January 1, 2019, we adopted Topic 842. Targeted Improvements. As of June 30, 2021, we had two operating leases for office and assembly space and no financing leases. We elected the practical expedient ASU 2018-11, Leases (Topic 842): Targeted Improvements which allows the Company to apply the transition provision for Topic 842 at the Company’s adoption date. Therefore, we recognized and measured leases existing at January 1, 2019 (inception date). In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. Lastly, the Company elected a short-term lease exception policy, permitting it to exclude the recognition requirements of this standard from leases with initial terms of 12 months or less. No impact was recorded to the income statement or beginning retained earnings for Topic 842.

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Beginning January 1, 2019, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to January 1, 2019 were recognized at the present value of the remaining payments on the remaining lease term as of January 1, 2019. As none of our leases included an implicit rate of return, we used our incremental borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The impact of ASU No. 2016-02 on our consolidated balance sheet beginning January 1, 2019 was through the recognition of ROU assets and lease liabilities for operating leases.

In thousands
ROU asset - January 1, 2020	NIS	10,091
Amortization		(3,253)
New leases		1,747
ROU asset - December 31, 2020	NIS	8,585

Lease liability - January 1, 2020	NIS	10,181,
Amortization		(3,228)
New leases		1,747
Lease liability - December 31, 2020	NIS	8,700

In thousands
ROU asset - January 1, 2021	NIS	8,585
Amortization		(1,693)
New leases		1,096
ROU asset - June 30, 2021	NIS	7,988

Lease liability - January 1, 2021	NIS	8,700
Amortization		(1,684)
New leases		1,096
Lease liability - June 30, 2021	NIS	8,112

In thousands	June 30, 2021
Lease liability
Short term	NIS	3,197
Long term		4,915
Total	NIS	8,112

As of June 30, 2021, our operating leases had a weighted average remaining lease term of 36 months and a weighted average discount rate of 3.1%.

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The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the lease liabilities recorded on the consolidated Balance Sheet as of June 30, 2021:

In thousands

Year	Minimum lease payments
2021(from 30 June)	NIS	1,615
2022		3,097
2023		2,233
2024		1,309
2025		247
Total	NIS	8,501

NOTE 13 – STOCKHOLDERS’ EQUITY

As of June 30, 2021, and December 31, 2020, Dangot had 10,000 shares of common stock at par value NIS 1.00 issued and outstanding.

During the first half of 2021, the company announced the distribution of a dividend to its shareholder in the amount of NIS 4,388 thousand.

As of June 30, 2021, the dividend amount has not yet been distributed.

During July 2021, the company paid a portion of the declared dividend to its shareholder (Haim Dangot) in the amount of NIS 988K (from the NIS 4,338 declared).

The rest of the declared amount is expected to be paid by the end of 2021.

NOTE 14 – RELATED PARTY TRANSACTIONS

Mr. Haim Dangot, is Chief Executive Officer and principal shareholder in Dangot.

During the six months of 2021 Dangot sold NIS198 thousands, in products to “Neway”, and purchased from Neway services in the amounts of NIS757 thousand.

As of June 30, 2021, the Company has a debt balance in the other receivable of NIS80 thousands to Haim Dangot.

The Company leases its headquarters and two other buildings from Mr. Haim Dangot, our principal shareholder. During the first half of 2021, the Company made lease payments (for the buildings) of NIS500 thousand. For June 30, 2021, the Company paid Mr. Haim Dangot and his son total salary and compensation of NIS864 thousands.

NOTE 15 – INCOME TAX

The Israeli corporate tax rate in 2021 and 2020 was 23%.

Tax assessments:

The Company’s assessments for the tax years up to and including the 2015 tax years are deemed to be final, subject to the authorities that have been afforded to the Director of the Taxes Authority pursuant to Sections 145, 147 and 152 of the Income Tax Ordinance.

Deferred tax assets and liabilities:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of June 30, 2021, and December 31 ,2020, the Company’s deferred taxes were in respect of the following.

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Deferred taxes composition:

	Statements of Balance sheet				Statements of Income
In thousands	June 30, 2021		December 31, 2020		Six months ending June 2021
Deferred tax liabilities
Surplus of deposit over provision	NIS	97	NIS	-	NIS	97
US-GAAP adjustment		38		24		14
		135		24		111

Current tax assets
Surplus of provision over deposit		-		11		11
Provision for doubtful debts		393		393		-
Provision for vacation leave		382		337		(45)
Provision for recuperation pay		55		22		(34)
		830		763		(68)

Deferred tax income (expenses)		-		-	NIS	43

Deferred tax assets, net	NIS	695	NIS	739		-

Taxes on income that are recorded in the statement of income:

In thousands	For six months ending June 2021
Current taxes	NIS	990
Deferred taxes		43
Taxes for prior years		(13)
	NIS	1,020

Reconciliation of the theoretical tax expense to the actual tax expense:

A reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income for an Israeli company (corporate tax rate as of 2018 and thereafter is 23%), and the actual tax expense as reported in the statements of income is as follows:

	For six months ending June 2021
In thousands
Income before taxes, as reported in the consolidated statements of income	NIS	4,481

Statutory tax rate		23%

Theoretical tax expenses on the above amount at the Israeli statutory tax rate		1,031
Non-deductible expenses		10
Share in income of associated companies		(8)
Tax expenses in respect of prior years, net		(13)
Income tax	NIS	1,020

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NOTE 16: - COST OF GOODS SALES

Cost of goods sales expenses consisted of the following:

	For six months ending June 2021
In thousands	2021
Purchases	NIS	45,532
HP		(5,300)
Import commissions and expenses		2,466
Opening inventory		13,578
Closing inventory		(15,047)
Lease expenses		1,096
Salary		6,024
	NIS	48,349

NOTE 17: - OTHER INCOME (EXPENSES)

The Company’s interest expenses mainly consist of interest and linkage expenses on loans, exchange rate differences from purchases, fees from credit cards, interest and linkages from various suppliers, etc.

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NOTE 18: - LIENS, GUARANTEES, CONTINGENT LIABILITIES

As security for credit received from a banking corporation, an unlimited current lien was imposed as well as a general current lien on the property.

As security for credit received from a banking corporation, a first-degree fixed lien was imposed without limitation on the unpaid share capital, goodwill, banknotes that the Company provided or will deliver to the bank for security or collection or custody.

As of June 30, 2021, and December 31, 2020, there are contingent liabilities in respect of bank guarantees to customers, as performance guarantees, in the amount of approximately NIS 1,510 thousand and 1,236 thousand, respectively.

As of June 30, 2021, and December 31, 2020, there is a commitment to pay within the framework of documentary credit, in the amount of approximately NIS 3,231 and 1,626 thousand, respectively.

The Company’s shareholder (Haim Dangot) provided personal guarantees against the Company’s liabilities to the banks.

In the context of short-term credit from Bank Hapoalim that the Company received (approximately 2 million), the Company undertook to ensure that the tangible capital ratio (as stipulated in the agreement) will not be less than 13 percent of the Company’s total balance sheet. And in any case, the tangible equity will not be reduced by a total of NIS 5 million. It was also determined that the ratio between operating profit and financing expenses will exceed 1.3 and the ratio between net short-term credit and working capital will not exceed.

As of June 30, 2021, the Company is meeting these financial targets.

On May 7, 2020, the Company received a loan from a banking institution (Bank Leumi) in the amount of NIS 3 million. The loan period is for 5 years and accrues interest at a rate of 3.1 percent. The current maturities of long term liabilities for 2021 will be NIS 490 thousand. As part of taking out this loan, the Company made a long-term deposit in the amount of NIS150 thousand with exit option in 2021.

NOTE 19 – SUBSEQUENT EVENT

On May 6, 2021, Dangot entered into a definitive agreement to be acquired by OMNIQ, Corp. a United States based leader in providing innovative technologies. Pursuant to the definitive agreement, OMNIQ will acquire 51% of Dangot. Upon the effectiveness of the acquisition, OMNIQ will pay the Haim Dangot, the primary shareholder of Dangot, a total of approximately $7.6 million (depending upon exchange rate to the Israeli Shekel) comprised of approximately $5.2 million to be paid in cash and $2 million in restricted shares based on average closing share price over the 30 trading days prior to signing. OMNIQ will have a one-year option to acquire the remaining 49% at the same valuation. Closing is expected shortly, upon receipt of approval by the Israeli Competition Authority.

On July 8, OMNIQ Corp Announces Closing of Private Placement of Unregistered Common Stock and Acquisition of 51% of Dangot.

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated all subsequent events through the August 12, 2021, the date the consolidated financial statements were available to be issued. No other significant events have occurred besides the events disclosed in the Notes to the consolidated Financial Statements.

NOTE 20 – CONVENIENCE TRANSLATION

Solely for the convenience of the reader, this Annual Report contains translations of certain NIS amounts into U.S. Dollars at specified rates. These translations should not be construed as representations that the translated amounts actually represent such dollar or NIS amounts, as the case may be, or could be converted into U.S. Dollars or NIS as the case may be, at the rates indicated or at any other rate. Therefore, unless otherwise stated, the translations of NIS into U.S. Dollars have been made at the rate of NIS 3.26 = $1.00, the representative exchange rate on June 30, 2021.

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